Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT
Board of Directors
Arête Industries, Inc.
Westminster, Colorado
We have audited the accompanying statements of operating revenues and direct operating expenses (the “Statements”) of the oil and gas working interests acquired by Arête Industries, Inc. for the years ended December 31, 2015 and 2014. The Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Statements based on our audits.
We conducted our audits in accordance with Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying Statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and are not intended to be a complete presentation of the Properties’ revenues and expenses.
In our opinion, the Statements referred to above present fairly, in all material respects, the operating revenues and direct operating expenses of the oil and gas working interests acquired by Arête Industries, Inc. for the years ended December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Causey Demgen & Moore P.C.
Denver, Colorado
August 4, 2016

STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
OF OIL & GAS WORKING INTERESTS ACQUIRED BY ARÊTE INDUSTRIES, INC.

	Year Ended December 31:
	2015	2014

Operating Revenues:
Oil & natural gas sales	$359,465	$831,437
Direct Operating Expenses
Lease operating expense	257,532	262,142
Production taxes	18,779	44,170

Total direct operating expenses	276,310	306,312

Operating Revenues in Excess Of
Direct Operating Expenses	$83,154	$525,126

The Accompanying Notes are an Integral Part of These Statements of Operating Revenues and Direct Operating Expenses

NOTES TO STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
1.   SUMMARY OF ACQUISITION AGREEMENT:
On December 30, 2015, the Company completed an asset acquisition pursuant to a purchase and sale agreement executed on November 25, 2015, but effective December 1, 2015 (the "Wellstar Purchase and Sale Agreement ") with Wellstar Corporation (the "Seller"), an unaffiliated corporation. The assets acquired were producing oil and gas leases in Sumner County, Kansas and Kimball County, Nebraska (collectively, the "Properties" and individually, the "Padgett Properties" and the "Nebraska Properties"). The Company acquired 51% of Seller's interest (ranging from 47% to 100% of the working interests) in the Padgett Properties and acquired 100% of the Seller's interest (100% of the working interests) in the Nebraska Properties for aggregate consideration of $1,100,000 and the issuance of 1,000,000 shares of the Company's restricted common stock valued at $0.10 per share at the date of closing, or $100,000.
The table below presents the purchase price allocation for the Wellstar Purchase and Sale Agreement:
Purchase Price Allocation	Amount
Cash	$1,100,000
Common Stock	100,000
Total Consideration	$1,200,000

Oil and gas properties	$1,404,493
Asset retirement obligation assumed	(204,493)
Total purchase price allocation	$1,200,000
2.   BASIS OF PRESENTATION:
The accompanying statements of operating revenues and direct operating expenses (the “Statements”) of the working interests in Oil and Gas Properties (“Properties”) acquired by the Company were prepared by the Sellers based on carved out financial information and data from the Properties’ historical accounting records. The Statements exclude the operating revenues and direct operating expenses of the Separate Interests described in Note 1. Historical financial statements prepared in accordance with generally accepted accounting principles have never been prepared for the Properties.
Because the Properties are not separate legal entities, the accompanying Statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the Properties including, but not limited to, general and administrative expenses, interest expense, and other expenses. These costs were not separately allocated to the Properties in the accounting records of Sellers. In addition, these allocations, if made using historical general and administrative structures and tax burdens, may not produce allocations that would be indicative of the historical performance of the Properties had they been the Company’s properties due to the differing size, structure, operations and accounting policies of the Sellers and the Company.
The accompanying Statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which the Company will incur upon the allocation of the purchase price paid for the Properties. Furthermore, no balance sheet has been presented for the Properties, because not all of the historical cost and related working capital balances are segregated or easily obtainable, nor has information about the Properties operating, investing and financing cash flows been provided for similar reasons. Accordingly, the accompanying Statements are presented in lieu of the financial statements required under Rule 8-04 of Securities and Exchange Commission Regulation S-X.
3.   USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS:
The preparation of the Statements of Operating Revenues and Direct Operating Expenses of the Properties acquired by the Company in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of operating revenues and direct operating expenses during the respective reporting periods. Actual results may differ from the estimates and assumptions used in the preparation of the Statements of Operating Revenues and Direct Operating Expenses of the Properties acquired by the Company.

4.   CRITICAL ACCOUNTING POLICIES:
The Sellers record revenue from the sale of crude oil and natural gas in the month that delivery to the purchaser occurs and title has transferred. The impact of gas imbalances is not material.
Direct Operating Expenses include overhead charges, contract pumper services, salt water disposal, utilities, repairs, maintenance, and other direct costs. All Direct Operating Expenses, including the cost of workovers and repairs to well equipment, are charged to expense in the period incurred. For the years ended December 31, 2015 and 2014, the Sellers did not drill any wells on the properties acquired by the Company and, accordingly, all costs incurred to operate the wells have been included in lease operating expense.
5.   COMMITMENTS AND CONTINGENCIES:
Pursuant to the terms of the purchase and sale agreement, there are no known claims, litigation or disputes pending as of the effective date of the Wellstar Purchase and Sale Agreement, or any matters arising in connection with indemnification, and the parties to the agreement are not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the Operating Revenues and Direct Operating Expenses of the Properties acquired by the Company.
6.   SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited):
The reserve information presented below is based on estimates of net proved reserves of the Properties as of December 31, 2015 that were prepared by the Company’s independent petroleum engineering firm, and information for 2014 provided by the Company's independent petroleum engineering firm, in accordance with guidelines established by the SEC.
Proved oil and gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. All of the Properties’ proved reserves are located in the continental United States.
The following table sets forth information for the years ended December 31, 2015 and 2014 with respect to changes in the Properties’ proved developed and proved undeveloped reserves:
Crude Oil (Bbl)
Proved Reserves, December 31, 2013	125,346
Production during 2014	(9,046)
Proved Reserves, December 31, 2014	116,300
Revisions of previous estimates	(36,350)
Production during 2015	(8,080)
Proved Reserves, December 31, 2015	71,870

Proved developed reserves as of:
December 31, 2014	116,300
December 31, 2015	71,870
 Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below. The Company believes such information is essential for a proper understanding and assessment of the data presented.

As of December 31, 2015, future cash inflows were computed by applying the 12 month arithmetic average of the first of month price for January through December 31, 2015, which resulted in benchmark prices of $50.28 per barrel for crude oil. Prices were further adjusted for transportation, quality and basis differentials, which resulted in an average price used as of December 31, 2015 of $46.74 per barrel of oil.
As of December 31, 2014, future cash inflows were computed by applying the 12 month arithmetic average of the first of month price for January through December 31, 2014, which resulted in benchmark prices of $94.99 per barrel for crude oil. Prices were further adjusted for transportation, quality and basis differentials, which resulted in an average price used as of December 31, 2014 of $91.45 per barrel of oil.
The assumptions used to compute estimated future cash inflows do not necessarily reflect the Company’s expectations of actual revenues or costs, nor their present worth. In addition, variations from the expected production rate also could result directly or indirectly from factors outside of the Company’s control, such as unexpected delays in development, changes in prices or regulatory or environmental policies. The reserve valuation further assumes that all reserves will be disposed of by production. However, if reserves are sold in place, additional economic considerations could also affect the amount of cash eventually realized.
Future production costs are computed by estimating the expenditures to be incurred in producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.
Future income tax expenses are computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pre-tax net cash flows relating to the Company’s proved oil and gas reserves.
A 10% annual discount rate was used to reflect the timing of the future net cash flows relating to proved oil and gas reserves.
Standardized Measure
The following table presents the standardized measure of discounted future net cash flows as of December 31, 2015 and 2014 related to proved oil and gas reserves for the oil and gas working interests acquired by the Company on December 30, 2015:
Arête Industries, Inc.
Standardized Measure

	As of December 31,
	2015	2014

Future cash inflows	$3,362,670	$10,636,660
Future production costs	(2,328,580)	(5,284,760)
Future development costs	-	-
Future income taxes	-	-

Future net cash flows	1,034,090	5,351,900
10% annual discount	(444,900)	(2,862,850)

Standardized measure of discounted future net cash flows	$589,190	$2,489,050
The present value (at a 10% annual discount) of future net cash flows from proved reserves is not necessarily the same as the current market value of such oil and gas reserves. The estimated discounted future net cash flows from proved reserves is based on average prices realized in the preceding year and on costs in effect at the end of the year for such properties. However, actual future net cash flows from these oil and gas properties will also be affected by factors such as actual prices received for oil and gas, the amount and timing of actual production, supply of and demand for oil and gas and changes in governmental regulations or taxation.
The timing of both the production of oil and gas and the incurrence of expenses in connection with the development and production of oil and gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% annual discount factor used to calculate discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the properties, or the oil and gas industry in general.

Changes in Standardized Measure
A summary of changes in the standardized measure of discounted future net cash flows for the oil and gas working interests acquired by the Company on December 30, 2015, is as follows:

Arête Industries, Inc.
Changes in Standardized Measure

	As of December 31,
	2015	2014

Standardized measure of discounted future net cash flows, beginning of year	$2,489,050	$3,320,487
Sales of oil and gas, net of production costs and taxes	(359,465)	(831,437)
Purchases of reserves in place	-	-
Sales of reserves in place	-	-
Changes in development costs	-	-
Revisions of previous estimates	(78,494)	-
Changes in prices and production costs	(1,710,806)	-
Net changes in income taxes	-	-
Accretion of discount	248,905	-

Standardized measure of discounted future net cash flows, end of year	$589,190	$2,489,050

Estimates of net proved reserves as of December 31, 2013, in accordance with SEC guidelines were not prepared. Accordingly, the changes in the standardized measure for 2014 do not include revisions in prior estimates, net changes in prices and production costs, accretion of discount or timing and other differences. No acquisition, drilling or other development activities occurring on the Properties during 2015 and 2014 and, accordingly, no amounts are shown for these activities in computing the changes in the standardized measure for 2015 and 2014.

ARÊTE INDUSTRIES, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Years Ended December 31, 2015 and 2014

	2015	Pro Forma Adj		Pro Forma 2015	2014	Pro Forma Adj		Pro Forma 2014
Revenues:
Oil and natural gas sales	$921,030	$359,465	( a )	$1,280,495	$2,158,283	$831,437	( a )	$2,989,720
Sale of oil and natural gas properties	27,120	-		27,120	391,585	-		391,585
Royalty revenues	4,871	-		4,871	3,369	-		3,369
Total revenues	953,021	359,465		1,312,486	2,553,237	831,437		3,384,674
Operating Expenses:
Oil and gas producing activities:
Lease operating expenses	754,362	227,980	( b )	982,342	791,142	262,142	( b )	1,053,284
Production taxes	84,576	18,779	( b )	103,355	179,660	44,170	( b )	223,830
Other operating expense	160,011	-		160,011	36,250	-		36,250
Depreciation, depletion, amortization and accretion	816,481	113,555	( c )	930,036	767,857	114,212	( c )	882,069
Impairment	3,231,000	-		3,231,000	-	-		-
Gas gathering:
Operating expenses	1,406	-		1,406	8,926	-		8,926
Depreciation	44,362	-		44,362	44,219	-		44,219
Impairment	56,648	-		56,648	-	-		-
General and administrative expenses:
Director fees	47,833	-		47,833	20,450	-		20,450
Investor relations	28,128	-		28,128	65,833	-		65,833
Legal, auditing and professional fees	116,078	-		116,078	146,581	-		146,581
Consulting fees executive services-Related Parties	172,217	-		172,217	220,800	-		220,800
Other adminstrative expenses	74,634	-		74,634	72,807	-		72,807
Depreciation	428	-		428	570	-		570
Total operating expenses	5,588,164	360,314		5,948,478	2,355,095	420,523		2,775,618
Operating income (loss)	(4,635,143)	(849)		(4,635,992)	198,142	410,914		609,056

Other income (expense)
Interest income (expense), net	(111,910)	-		(111,910)	(135,773)	-		(135,773)
Total other expense	(111,910)	-		(111,910)	(135,773)	-		(135,773)
Income (loss) before income taxes	(4,747,053)	(849)		(4,747,902)	62,369	410,914		473,283
Income tax benefit (expense)	-	-		-	-	-		-
Net income (loss) attributable to Arete Industries, Inc.	$(4,747,053)	$(849)		$(4,747,902)	$62,369	$410,914		$473,283
Net Income (Loss) Applicable to Common Stockholders:
Net income (loss)	$(4,747,053)	$(849)		$(4,747,902)	$62,369	$410,914		$473,283
Redemption of Preferred Stock	$-	$-		$-	$17,951	$-		$17,951
Accrued Preferred stock dividends	-	-		-	(9,375)	-		(9,375)
Net income (loss) applicable to common stockholders	$(4,747,053)	$(849)		$(4,747,902)	$70,945	$410,914		$481,859
Earnings (Loss) Per Share Applicable to Common Stockholders:
Basic	$(0.37)			$(0.34)	$0.01			$0.04

Diluted	$(0.37)			$(0.34)	$0.01			$0.04
Weighted Average Number of Common Shares Outstanding:
Basic	12,882,000	1,000,000		13,882,000	12,450,000	1,000,000		13,450,000

Diluted	12,882,000	995,000		13,877,000	12,450,000	1,000,000		13,450,000

The Accompanying Notes and an Integral Part of These Pro Forma Financial Statements.

ARÊTE INDUSTRIES, INC.
 NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
1.   BASIS OF PRESENTATION
On December 30, 2015, the Company completed an asset acquisition pursuant to a purchase and sale agreement executed on November 25, 2015, but effective December 1, 2015 (the "Wellstar Purchase and Sale Agreement ") with Wellstar Corporation (the "Seller"), an unaffiliated corporation. The assets acquired were producing oil and gas leases in Sumner County, Kansas and Kimball County, Nebraska (collectively, the "Properties" and individually, the "Padgett Properties" and the "Nebraska Properties"). The Company acquired 51% of Seller's interest (ranging from 47% to 100% of the working interests) in the Padgett Properties and acquired 100% of the Seller's interest (100% of the working interests) in the Nebraska Properties for aggregate consideration of $1,100,000 and the issuance of 1,000,000 shares of the Company's restricted common stock valued at $0.10 per share at the date of closing, or $100,000.
The unaudited pro forma balance sheet presents the acquisition of the Properties as if those transactions occurred on January 1, 2014. The pro forma unaudited statements of operations present the acquisition of the Properties as if they occurred at the beginning of the periods covered by the unaudited pro forma statements of operations.
These unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma statements of operations due to normal production declines, changes in prices, future transactions, and other factors. The Company currently has provided a full valuation allowance against net deferred tax assets. The Company believes that the acquisition would not result in an immediate change in the Company’s assessment regarding the valuation allowance. As such, no income tax adjustments from the acquisition have been reflected in the unaudited pro forma financial information.
For financial accounting purposes, the acquisition of the working interests is not considered a business combination under Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. This determination was arrived at by considering key processes that were not acquired as part of the acquisition. No employees were acquired as part of the acquisition. Specifically, after the acquisition the Company will require highly specialized employees and/or consulting resources to manage and replicate key elements related to the Properties that were previously provided by the Sellers. Key processes that were not acquired include the geological, geophysical and engineering expertise directly related to these specific properties that will be needed to fully exploit the drilling and recompletion potential for the Properties.
These unaudited pro forma financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2015, and the Statements of Operating Revenues and Direct Operating Expenses for the years ended December 31, 2015 and 2014.
2.   PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF OPERATIONS
The Wellstar Purchase and Sale Agreement closed on December 30, 2015. The purchase of the assets are included in the balance sheet at December 31, 2015, therefore there are no pro forma adjustments presented for the balance sheet at December 31, 2015.
3.   PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF OPERATIONS
Presented below is an explanation of the pro forma adjustments to the accompanying unaudited pro forma consolidated statements of operations:
a)	The actual oil and gas revenues for the acquired working interest properties are included as a pro forma adjustment as if the acquisition occurred at the beginning of the period.
b)	The actual direct operating expenses for the acquired working interest properties are included as a pro forma adjustment as if the acquisition occurred at the beginning of the period.
c)	Depreciation, depletion, amortization and accretion are based on historical production and estimated reserves for the acquired working interest properties. The cost assigned to each field is based upon the preliminary purchase price allocation.